Exhibit 10.5

WMLM

101695/207

Execution

GUARANTY OF COMPLETION

THIS GUARANTY OF COMPLETION (this “Guaranty”) is made as of the 3rd day of February, 2012, by RBH-TRB NEWARK HOLDINGS, LLC, a New York limited liability company having an office at c/o RBH Group, 89 Market Street, 8th Floor, Newark, New Jersey 07102  (“RBH”) and RBH-TRB EAST MEZZ URBAN RENEWAL ENTITY, LLC, a New Jersey limited liability company having an office at c/o RBH Group, 89 Market Street, 8th Floor, Newark, New Jersey 07102 (“Borrower”) (as guarantor hereunder), and together with RBH, jointly and severally, “Guarantor”) in favor of TD BANK, N.A., a national banking association, having an office at 317 Madison Avenue, New York, New York 10017 (the “Bank”).

R E C I T A L S :

WHEREAS, RBH is affiliated with Borrower and Leasehold Owner (as herein defined), and will derive substantial benefit from the transactions contemplated by that certain Bond Agreement dated as of December 1, 2011 by and among Borrower, Bank and the New Jersey Economic Development Authority (the “Issuer”), (as the same may be amended, restated, modified or supplemented, the “Bond Agreement”; together with all documents entered into in connection therewith or pursuant thereto, the “Bond Documents”).  All capitalized terms used herein and not otherwise defined shall have the same meanings assigned to such terms in the Bond Agreement; and

WHEREAS, pursuant to the Bond Agreement, the Issuer issued $22,748,000 of its Qualified School Construction Bonds (the “Bonds”), and the Fee Owner requested and the Bank purchased the Bonds subject to certain conditions set forth in the Bond Agreement; and

WHEREAS, the Bonds are secured by, among other things, that certain Mortgage and Security Agreement (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Mortgage”) dated of even date herewith, made by Borrower in favor of the Issuer and assigned to the Bank;  and

WHEREAS, the premises secured by the Mortgage consists of that certain parcel of land situated in the City of Newark, County of Essex, State of New Jersey (the “State”), more particularly described on Exhibit A attached to the Mortgage (the “Premises”, and together with improvements thereon as set forth and defined in the Mortgage, the “Mortgaged Property”); and

WHEREAS, the Premises has been leased by the Fee Owner to Newark Teacher’s Village School QALICB Urban Renewal, LLC, a New Jersey limited liability company (“Leasehold Owner”) pursuant to that certain Ground Lease by and between Fee Owner and Leasehold Owner dated as of the date hereof (the “Ground Lease”); and

WHEREAS, each of NJCC CDE Essex LLC (“NJCC Lender”) and Gateway Sub-CDE I, LLC (“Gateway Lender”, and together with NJCC Lender, the “CDE Lenders”)

have made loans to Leasehold Owner as qualified low income community investments loans, the “QLICIs”); and

WHEREAS, Bank, Fee Owner, Leasehold Owner, the Brick City Development Corporation, the Casino Reinvestment Development Authority and the CDE Lenders as the same may be amended and supplemented (the “Intercreditor Agreement”), the Bank has agreed to accept this Guaranty subject to the Intercreditor Agreement; and

WHEREAS, as additional security for the full, timely and faithful repayment of the Bonds and the performance by Borrower of all of its obligations under the Bond Agreement and the Bond Documents, Bank required as a condition to entering into the Bond Agreement and purchasing the Bonds that Guarantor execute and deliver to the Bank this Guaranty for the benefit of the Bank.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce Bank to enter into the Bond Agreement and purchase the Bonds, each Guarantor hereby represents, warrants and covenants to Bank as to itself as follows:

1.                                       Formation and Existence; Power and Authority. Guarantor is a limited liability company, duly organized, validly existing and in good standing under the laws of the state of its formation and has full power and authority to execute, deliver and perform this Guaranty and any Loan Document to which it is a party.  Guarantor will preserve and maintain such legal existence and good standing.

2.                                       Obligations Guaranteed.  (a)  Guarantor unconditionally guarantees to Bank, (i) the Substantial Completion of the Improvements pursuant to the Plans free and clear of all liens on or before the Completion Date (as such terms are defined in the Building Loan Agreement dated as of the date hereof by and among the Bank, as Administrative Agent, CDE Lenders and Leasehold Owner (the “Building Loan Agreement”)); (ii) subject to the Intercreditor Agreement, the complete and timely performance of Borrower’s obligations (A) if the Bank exercises Bank’s right under the Bond Agreement to take possession of the Premises and complete the construction of the Improvements in accordance with the Plans, to reimburse Bank for all costs and expenses incurred by Bank in so completing construction of the Improvements; (B) to pay the premiums for all policies of insurance required to be furnished by Borrower pursuant to the Bond Agreement and the Leasehold Owner pursuant to the Building Loan Agreement during the period of construction until Completion of the Improvements, if not paid when due by Borrower and Leasehold Owner, as applicable; (C) to pay all interest and fees on the Bonds accruing during the period of construction until Completion of the Improvements in accordance with the Plans, if not paid when due by Borrower; and (D) to pay all sewer and water rents, vault taxes, real estate taxes and assessments and payments in lieu of the foregoing, assessed or levied against the Premises and/or the Improvements during the period of construction until Completion of the Improvements in accordance with the Plans, if not paid when due by Borrower or Leasehold Owner; and (iii) payment in full of any and all expenses actually paid or incurred by the Bank in the collection of all or any portion of the Guarantor’s obligations hereunder or the exercise or enforcement of any one or more of the other rights, powers, privileges, remedies and interests of the Bank under the Loan Documents or hereunder, including, without limitation, reasonable attorneys’ fees, irrespective of the manner or success of any such collection, exercise or enforcement, and whether or not such expenses constitute part of the Borrower’s obligations ((i), (ii) and (iii) collectively, the “Liabilities”).

(b)                                 Notwithstanding the foregoing, if none of the proceeds of the Bonds that are deposited into the QSCB Leverage Loan Account established under the Master Escrow Deposit Agreement are released pursuant to the terms thereof, the definition of “Improvements” hereunder and under the Building Loan Agreement shall not be deemed to refer to the Improvements relating to Building 6.1.

(c)                                  If the Bank has sent Guarantor written notice to perform its obligations under Section 2 above, subject to the provisions of the Intercreditor Agreement, the Bank shall approve the disbursement of Bonds proceeds and any other construction funds held under and in accordance with the Intercreditor Agreement (collectively, the “Construction Funds”) on the same terms and conditions as set forth in the Building Loan Agreement for the purposes of Guarantor completing the Improvements and fulfilling its other obligations under this Guaranty, so long as (i) Guarantor is not in default under this Guaranty; (ii) Guarantor cures any outstanding default under the Loan Documents (including any failure of the Loan to be “in balance”) and thereafter performs all obligations assumed by Guarantor under this Guaranty up to the time of the lien-free completion of the Improvements; and (iii) all conditions of the Loan Documents, the Building Loan Agreement and the Intercreditor Agreement to the disbursement of the proceeds of the undisbursed Construction Funds are satisfied.

(d) Notwithstanding anything herein to the contrary, the Liabilities of the Guarantor hereunder shall be reduced by the amount of the undisbursed Construction Funds.

3.                                       Unconditional Guaranty.  This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and performance and not of collection and is in no way conditioned or contingent upon any attempt to enforce Bank’s rights against Borrower or to collect from Borrower or upon any other condition or contingency; accordingly, Bank shall have the right to proceed against Guarantor immediately upon any Event of Default (as defined in the Bond Agreement) beyond applicable notice and cure periods under the Loan Documents without taking any prior action or proceeding to enforce the Loan Documents or any of them or for the liquidation or foreclosure of any security Bank may at any time hold pursuant thereto.  RBH hereby waives and releases any claim (within the meaning of 11 U.S.C. § 101) that it may have against Borrower or Leasehold Owner arising from a payment made by it under this Guaranty and agrees not to assert or take advantage of any subrogation rights of RBH or any right of RBH to proceed against Borrower or Leasehold Owner for reimbursement.  It is expressly understood that the waivers and agreements of Guarantor constitute additional and cumulative benefits given to Bank for its security and as an inducement for the purchase of the Bonds. During the course of any construction of the Improvements undertaken by Bank or any other Person on behalf of Bank, Guarantor agrees that Guarantor shall pay on demand any amounts due to contractors, subcontractors, and material suppliers and for permits and licenses necessary or desirable in connection therewith.  Guarantor’s obligations in connection with such work shall not be affected by any errors or omissions of Borrower’s Architect, the General Contractor, the

Construction Consultant, (as such terms are defined in the Building Loan Agreement) or any subcontractor or agent or employee of any of the foregoing in the design, supervision, and performance of the work; it being understood that such risk is assumed by Guarantor.  Neither the completion of the Improvements nor failure to complete the Improvements shall relieve the Guarantor of any liabilities hereunder; rather, such liability shall be continuing and may be enforced by Bank to the end that the Improvements shall be completed in accordance with Section 4.2 of the Building Loan Agreement, lien free, without loss, cost, expense, injury or liability of any kind to Bank.  Bank may at any time and from time to time take any and/or all actions and enforce all rights and remedies available to it hereunder or under applicable law to collect from Guarantor any amounts then due and payable hereunder by Guarantor and/or to cause Guarantor to fulfill its obligations hereunder.

4.                                       Liability Unimpaired.  Guarantor’s liability hereunder shall in no way be limited or impaired by, and Guarantor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of any of the Loan Documents or any other instrument made to or with Bank by Borrower, Leasehold Owner or Guarantor, or any Person (as hereafter defined) who succeeds Leasehold Owner as owner of all or part of the Premises prior to foreclosure of the Mortgage or exercise of any power of sale contained therein.  In addition, Guarantor’s liability hereunder shall in no way be limited or impaired by (i) any extensions of time for performance required by any of said documents, (ii) any sale, assignment or foreclosure of the Note or Mortgage or any sale or transfer of all or part of the property covered by the Mortgage, (iii) any exculpatory provision in any of said instruments limiting Bank’s recourse to the Premises or to any other security, or limiting Bank’s rights to a deficiency judgment against Borrower, (iv) the release of Borrower or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of said instruments by operation of law or otherwise, (v) the release or substitution in whole or in part of any security for the Bonds, (vi) Bank’s failure to record the Mortgage or file any UCC financing statements (or Bank’s improper recording or filing of same) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Bonds, (vii) the invalidity, irregularity or unenforceability, in whole or in part, of any of the Loan Documents, this Guaranty or any other instrument or agreement executed or delivered to Bank in connection with the Bonds, except to the extent that there is a final adjudication by a court of competent jurisdiction of a valid defense to Borrower’s obligations under the Loan Documents (viii) any amendment, modification or supplement to the Project Cost Statement, Hard Cost Statement, Loan Budget Amounts, the General Contract, any Major Subcontract (each defined in the Building Loan Agreement) any construction management agreement or any other construction documents relating to the Improvements, or any extensions or changes of the Completion Date (as defined in the Building Loan Agreement) or any schedule with respect to the construction of the Improvements, (ix) the material inaccuracy of any of the representations and warranties made by Borrower in the Loan Documents or any disbursement certificates or requests for disbursements made under the Building Loan Agreement, or (x) any other action or circumstance whatsoever which constitutes, or might be construed to constitute, a legal or equitable discharge or defense (except full payment and satisfaction) of Borrower for its obligations under any of the Loan Documents or of Guarantor under this Guaranty; and, in any such case, whether with or without notice to Guarantor and with or without consideration.  As used herein, “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof, and any fiduciary acting in such capacity on behalf of any of the foregoing.

5.                                       Preservation of Loan Documents.  RBH will cause Borrower to maintain and preserve the enforceability of the Loan Documents as the same may be modified and will not permit Borrower to take or to fail to take actions of any kind which might be the basis for a claim that RBH has a defense to Guarantor’s obligations hereunder.

6.                                       Reserved.

7.                                       Indemnification; Payments; Certain Waivers.  Guarantor (i) waives any right or claim of right to cause a marshalling of Borrower’s assets or to cause Bank to proceed against any of the security for the Bonds or for the obligations guaranteed hereby before proceeding against Guarantor, (ii) agrees that any payments required to be made by Guarantor hereunder shall become due on demand in accordance with the terms of Paragraph 2 hereof and without presentment to Borrower, demand for payment or protest, or notice of non-payment or protest, and (iii) except as hereinafter provided, expressly waives and relinquishes all rights and remedies accorded by applicable law to guarantors.  Without limiting the generality of the foregoing, Guarantor hereby waives all rights (x) to participate in any claim or remedy Bank may now or hereafter have against Borrower or in any collateral that Bank has or hereafter may acquire for the obligations guaranteed hereby and (y) except as provided below, to contribution, indemnification, set-off, exoneration or reimbursement, whether from Leasehold Owner, any Guarantor, or any other person now or hereafter primarily or secondarily liable for any of Borrower’s obligations to Bank, and whether arising by contract or operation of law or otherwise by reason of Guarantor’s execution, delivery or performance of this Guaranty.  Guarantor does not waive and hereby retains all rights of subrogation, contribution, indemnification, set-off or reimbursement against Leasehold Owner or any other Guarantor that Guarantor may have (the “Undersigned’s Rights”); provided, however, that (i) this Guaranty shall neither be contingent upon the existence of the Undersigned’s Rights nor subject to any claims or defenses whatsoever that may be asserted in connection with the enforcement or attempted enforcement of the Undersigned’s Rights including, without limitation, any claim that the Undersigned’s Rights were abrogated by any of Bank’s acts unless such acts constitute gross negligence or willful misconduct of the Bank, and (ii) until the Bonds shall have been paid in full, Guarantor hereby postpones and subordinates (A) the exercise of any and all of the Undersigned’s Rights to Bank’s rights against Guarantor under this Guaranty or against Borrower under any of the Loan Documents, and (B) any of the Undersigned’s Rights to any collateral securing the Bonds.

8.                                       Reinstatement.  This Guaranty shall continue to be effective, or be reinstated automatically, as the case may be, if at any time payment, in whole or in part, of any of the obligations guaranteed hereby is rescinded or otherwise must be restored or returned by Bank (whether as a preference, fraudulent conveyance or otherwise) upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, Leasehold Owner, Guarantor or any other person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower, Leasehold Owner, Guarantor or any other person or for a substantial part of Borrower’s, Leasehold Owner’s Guarantor’s or any of such other person’s property, as the case may be, or otherwise, all as though such payment had not been made.  Guarantor further agrees that in the event any such payment is rescinded or must be restored or returned, all costs and reasonable expenses (including, without limitation, reasonable legal fees and expenses) incurred by or on behalf of Bank in defending or enforcing such continuance or reinstatement, as the case may be, shall constitute costs of enforcement, the payment of which is guaranteed by Guarantor pursuant to Paragraph 2 above and covered by Guarantor’s indemnity pursuant to Paragraph 7 above.

9.                                       Litigation, Compliance with Judgments.  Each Guarantor represents and warrants with respect to itself that as of the date hereof there are no actions, suits or proceedings pending or, to the best of Guarantor’s knowledge, threatened in writing against or affecting such Guarantor, at law, in equity or before or by any governmental authorities which would have a material effect on such Guarantor’s ability to perform his obligations hereunder.  To the best of Guarantor’s knowledge, Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or governmental authorities.

10.                                 Authorization and Enforceability; No Conflicts.  As of the date hereof each Guarantor has the full power and authority to enter into and perform its obligations under this Guaranty and this Guaranty is a legal, valid and binding instrument, enforceable against Guarantor in accordance with its terms.  The execution, delivery and performance of this Guaranty has been authorized by all proper and necessary actions of the Guarantor.  Each Guarantor represents and warrants with respect to itself and to its knowledge that the consummation of the transactions contemplated hereby and the performance of this Guaranty and the other Loan Documents to which such Guarantor is a party have not resulted and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument to which such Guarantor is a party or by which such Guarantor may be bound or affected.

11.                                 Compliance with Laws.  As of the date hereof, each Guarantor represents and warrants with respect to itself and to its knowledge that such Guarantor is in compliance with, and the transactions contemplated by the Loan Documents and this Guaranty do not and will not violate any provision of, or require any filing, registration, consent or approval under, any federal, state or local law, rule, regulation, ordinance, order, writ, judgment, injunction, decree, determination or award (hereinafter, “Laws”) presently in effect having applicability to such Guarantor.  Guarantor will comply promptly with all Laws now or hereafter in effect having applicability to Guarantor.

12.                                 Accuracy of Information; Full Disclosure.  As of the date hereof, each Guarantor represents and warrants with respect to itself and to its knowledge neither this Guaranty nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of Guarantor to Bank in connection with the negotiation of the Loan Documents or the consummation of the transactions contemplated thereby, or required herein or by the other Loan Documents to be furnished by or on behalf of Guarantor, contains any untrue or misleading statement of a material fact; there is no fact which Guarantor has not disclosed to Bank in writing which materially affects adversely any of the property covered by the Mortgage or the business affairs or financial condition of Guarantor, or the ability of Guarantor to perform this Guaranty and the other Loan Documents to which Guarantor is a party.

13.                                 Financial Statements. Each Guarantor represents, warrants and covenants with respect to itself as follows:

(a)                      The most recent financial statements heretofore delivered by Guarantor to Bank are true and correct in all respects, have been prepared in accordance with sound accounting principles consistently applied and fairly present Guarantor’s financial condition as of the date thereof including detailed information on all real estate holdings of the Guarantor and its subsidiaries, and no material adverse change has occurred in the financial condition reflected therein since the date thereof.

(b)                     Guarantor shall deliver to Bank annually, as soon as available, but in any event within one hundred twenty (120) days after the last day of its fiscal year, a balance sheet of the Guarantor and its subsidiaries, as of such last day of the fiscal year, and statements of income and retained earnings and cash flow for such fiscal year, each prepared in accordance with sound accounting principles consistently applied, in reasonable detail, including detailed information on all real estate holdings of the Guarantor and its subsidiaries.

(c)                      Guarantor shall deliver to Bank each tax return of the Guarantor within forty-five (45) days after the submission thereof to the applicable taxing authority.

(d)                     Promptly after a written request therefor, Guarantor shall deliver to Bank such other financial data or information as the Bank may reasonably request from time to time.

14.                                 Mechanics’ Liens.  If Leasehold Owner and/or Guarantor shall have completed or caused the Substantial Completion of the construction and equipping of the Improvements on or before the Completion Date, free and clear of all liens and defects in construction and materials,  materially in accordance with all Plans (as the same may be modified pursuant to the terms of the Loan Documents), Laws and the Building Loan Agreement, and satisfied the conditions set forth in the Building Loan Agreement and Guarantor shall have otherwise satisfied any and all of its obligations under this Guaranty, then upon the expiration of any time period beyond said completion of the construction and equipping of the Improvements in accordance with the Building Loan Agreement within which mechanics, materialmen or other Persons (collectively, “Mechanics”) are entitled to file liens against the Premises for construction, materials or related work claims shall have expired (such completion and the expiration of such time period, is herein referred to as the “Completion of the Project”), Guarantor shall be released of any further obligations under this Guaranty; provided, however, if Bank shall have received after Completion of the Project, duly executed lien waivers from all Mechanics entitled to file liens against the Premises evidencing the payment in full for all of their work relating to the Premises, this Guaranty shall terminate upon receipt of such lien waivers.  Bank agrees that upon Bank’s receipt of evidence satisfactory to Bank of the Completion of the Project, and, provided, that no undischarged liens which have not been bonded over shall have been filed against the Premises by Mechanics, Bank shall deliver a written confirmation that this Guaranty is limited only to a guaranty against the filing of subsequent liens against the Premises by Mechanics with respect to which such duly executed lien waivers have not been received by Bank.  Thereafter, this Guaranty shall continue as a guaranty against claims and liens by Mechanics that have not been waived until Mechanics are no longer legally entitled to file any such claims or liens against the Premises, whereupon Bank shall deliver to Guarantor Bank’s final written confirmation of termination of this Guaranty in full, provided that no undischarged Mechanics’ liens have been filed against the Premises.

15.                                 ADA Indemnification.  Guarantor hereby agrees to indemnify and hold Bank, their respective successors and assigns and their respective members, officers, directors, employees, agents, representatives, contractors, subcontractors and attorneys harmless against any and all claims, suits, actions, proceedings, damages, expenses, demands, losses, costs, fines or liabilities of whatever kind or nature (including, without limitation, arising from personal injury, death or property damage) in any way related to or arising out of the violation or non-compliance by Leasehold Owner with, or Leasehold Owner’s failure to use reasonable efforts to cause any person or entity operating, leasing, subleasing, possessing, using or controlling all or any portion of the Premises to comply with, any applicable federal, state or local law, rule, regulation or order related to the Americans with Disabilities Act of 1990 (42 U.S.C.A. § 12101 et seq.), as amended from time to time.

16.                                 Non-Waiver Remedies Cumulative.  No failure or delay on Bank’s part in exercising any right, power or privilege under any of the Loan Documents, this Guaranty or any other document made to or with Bank in connection with the Bonds shall operate as a waiver of any such privilege, power or right or shall be deemed to constitute Bank’s acquiescence in any default by Borrower or Guarantor under any of said documents.  A waiver by Bank of any right or remedy under any of the Loan Documents, this Guaranty or any other document made to or with Bank in connection with the Bonds on any one occasion shall not be construed as a bar to any right or remedy which Bank otherwise would have on any future occasion.  The rights and remedies provided in said documents are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

17.                                 Transfers of Interests in Bonds.  Guarantor acknowledges that Bank, at Bank’s sole discretion, may sell, assign or transfer interests in the Bonds, this Guaranty and the other Loan Documents to one or more purchasers and/or assignees and agrees in connection therewith, all Loan Documents and other documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower, Guarantor, the Premises, the Project or the Bond Agreement, may be provided to and retained by any such purchaser or assignee or prospective purchaser or assignee.  Guarantor agrees that Bank shall have no obligation to give Guarantor written notice of any sale, assignment or transfer of any interest in the Bonds or any part thereof.

18.                                 Separate Indemnity.  Guarantor acknowledges and agrees that Bank’s rights (and Guarantor’s obligations) under this Guaranty shall be in addition to all of Bank’s rights (and all of Guarantor’s obligations) under any indemnity agreement executed and delivered to Bank by Borrower and/or Guarantor in connection with the Bonds, and payments by Guarantor under this Guaranty shall not reduce any of Guarantor’s obligations and liabilities under any such indemnity agreement.

19.                                 Severability.  Any provision of this Guaranty, or the application thereof to any person or circumstance, which, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty

(or the remaining portions of such provision) or the application thereof to any other person or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any person or circumstance in any other jurisdiction.

20.                                 Entire Agreement; Amendments.  This Guaranty contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or statements relating to such subject matter, and none of the terms and provisions hereof may be waived, amended or terminated except by a written instrument signed by the Person against whom enforcement of the waiver, amendment or termination is sought.

21.                                 Successors and Assigns.  This Guaranty shall be binding upon and shall inure to the benefit of Bank and Guarantor and their respective heirs, personal representatives, successors and assigns.  This Guaranty may be assigned by Bank with respect to all or any portion of the obligations guaranteed hereby, and when so assigned Guarantor shall be liable under this Guaranty to the assignee(s) of the portion(s) of the obligations guaranteed hereby so assigned without in any manner affecting the liability of Guarantor hereunder to Bank with respect to any portion of the obligations guaranteed hereby retained by Bank.

22.                                 WAIVER OF TRIAL BY JURY.  GUARANTOR, AND BY ITS ACCEPTANCE HEREOF, BANK, EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND BANK, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  GUARANTOR AND BANK ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

23.                                 ADDITIONAL WAIVERS IN THE EVENT OF ENFORCEMENT. GUARANTOR HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF BANK ON THIS GUARANTY, ANY AND EVERY RIGHT GUARANTOR MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN COMPULSORY COUNTERCLAIMS), AND (III) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING.  NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT GUARANTOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST BANK WITH RESPECT TO ANY ASSERTED CLAIM.

24.                                 Governing Law; Submission to Jurisdiction.  This Guaranty and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey (without giving effect to New Jersey’s principles of conflicts of law).  Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of any New Jersey State or Federal court sitting in the County of Essex over any suit, action or proceeding arising out of or relating to this Guaranty, and Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New Jersey State or Federal court sitting in the County of Essex may be made by certified or registered mail, return receipt requested, directed to the Guarantor at the address indicated below, with a copy to its counsel at the address set forth in Section 26 hereof, and service so made shall be complete five (5) days after the same shall have been so mailed.

25.                                 Paragraph Headings.  Any paragraph headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction hereof.

26.                                 Liability Unaffected by Release.  Any other Person liable upon or in respect of any obligation hereby guaranteed, may be released without affecting the liability of Guarantor hereunder.

27.                                 Joint and Several Obligations.  If more than one Person comprises Guarantor, then each such Person’s obligations and liability under this Guaranty shall be joint and several.

28.                                 Notices.  Notices shall be given in the manner provided in the Bond Agreement and with respect to Guarantor at the address set forth below, with a copy of any such Notice to be given to Herrick Feinstein LLP, 2 Park Avenue, New York, NY, Attention:  Laurie A. Grasso, Esq., Facsimile No.:  (212) 545-3343.

29.                                 Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.

30.                                 Survival.  All representations and warranties made by Guarantor herein shall survive the execution hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

[SIGNATURE PAGE TO GUARANTY OF COMPLETION]

IN WITNESS WHEREOF, Guarantor and Borrower have each caused this Guaranty to be duly executed and delivered by its respective duly authorized official as of the date first above stated.

RBH-TRB NEWARK HOLDINGS, LLC

By:	RBH Capital LLC, its Manager

	By:	/s/ Ron Beit-Halachmy
Name: Ron Beit-Halachmy
Title: Authorized Signatory

RBH-TRB EAST MEZZ URBAN RENEWAL ENTITY, LLC

By:	/s/ Ron Beit-Halachmy
	Name:	Ron Beit-Halachmy
	Title:	Authorized Signatory

STATE OF NEW JERSEY	:
SS.:
COUNTY OF ESSEX	:

I CERTIFY that on February       , 2012, Ron Beit-Halachmy personally came before me and acknowledged under oath, to my satisfaction, that this person (or if more that one, each person):

(a) is named in and personally signed this document; and

(b) signed, sealed and delivered this document as his or her act and deed.

NOTARY PUBLIC OF NEW JERSEY

STATE OF NEW JERSEY	:
SS.:
COUNTY OF ESSEX	:

I CERTIFY that on February       , 2012, Ron Beit-Halachmy personally came before me and acknowledged under oath, to my satisfaction, that this person (or if more that one, each person):

(a) is named in and personally signed this document; and

(b) signed, sealed and delivered this document as his or her act and deed.

NOTARY PUBLIC OF NEW JERSEY